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                                  EXHIBIT 10.41

                 WAIVER OF DEBT COVENANTS FROM SUB-DEBT HOLDERS



March 5, 1998



Mr. Richard R. Current, EVP
Medar, Inc.
38700 Grand River Avenue
Farmington Hills, MI  48335-1563

Ladies & Gentlemen:

Reference is made to the Note and Warrant Purchase Agreement dated as of July 15, 1997, as amended, among you and the undersigned (the "Agreement"). You recently informed us that, based on the December 31, 1997 financial results of Medar, Inc. (the "Company"), the Company is in default as of such date under
Section 8.1 of the Agreement. The undersigned hereby waive the above-described default and agree not to declare an event of Default, or exercise any other remedies, as a result of said default.

The waiver set forth in this letter shall not be deemed a waiver of any future default or Event of Default, including under the same Section referenced above. This waiver is conditional, however, upon the Company's and our receipt of a written waiver of all the comparable defaults arising under the Senior Indebtedness in effect on the date hereof, as defined in the Agreement.

Very truly yours,



State Street Bank and Trust Company,
as Trustee for
THE TEXTRON MASTER TRUST



By:  /S/Thomas C. Poppey
     --------------------------------------------
        Name:   Thomas C. Poppey
        Title:  Assistant Vice President




















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